UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2007

VS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K filed on April 9, 2007 (the “Previously Filed 8-K”), announcing the appointment of Michael G. Archbold to Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Archbold joined VS Holdings, Inc. (the “Company”) and its principal operating subsidiaries, Vitamin Shoppe Industries Inc. and VS Direct Inc. (the “Subsidiaries”), and the Company’s sole shareholder, VS Parent, Inc. (“Parent,” and together with the Company and the Subsidiaries, “Vitamin Shoppe”), on April 16, 2007.

As disclosed in the Previously Filed 8-K, pursuant to the Employment and Non-Competition Agreement dated April 16, 2007 between Mr. Archbold and Vitamin Shoppe (the “Employment Agreement”), Mr. Archbold will receive a base salary of $450,000, subject to annual review. In addition to base salary, pursuant to the Company’s management incentive program, Mr. Archbold will be entitled to receive an annual incentive bonus based upon Company and individual performance, with a target bonus of 50% of his base salary. Mr. Archbold also received 300,000 non-qualified stock options under the 2006 Stock Option Plan of Parent on April 16, 2007, the first day of his employment. The options vest in four equal parts on the first four anniversaries of the date of grant. The vesting is subject to acceleration upon a sale of Parent and partial acceleration in the event that Parent has an initial public offering.

According to the Employment Agreement, if the Company terminates Mr. Archbold employment without “Cause” (as defined therein) or Mr. Archbold terminates his employment following a material adverse change in his status , he is entitled to a severance payment of up to one year’s base salary, payable in accordance with the Company’s normal payroll schedule. Conversely, if the Company terminates Mr. Archbold’s employment for Cause, he will receive only his base salary compensation up to his last day of employment. The Agreement has a term of three years.

No arrangement or understanding exists between Mr. Archbold and any other person pursuant to which Mr. Archbold was selected as an officer of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Archbold. Mr. Archbold is not a director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Archbold or any member of his immediate family had or will have a direct or indirect material interest.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.29	Employment and Non-competition Agreement between Michael G. Archbold and Vitamin Shoppe, dated April 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VS Holdings, Inc.

Date: April 19, 2007	By:	/s/ Cosmo La Forgia
Name: Cosmo La Forgia
Title: Vice President - Finance